Exhibit 99.1

Miller Corporate Center

For Immediate Release

AVERY DENNISON ANNOUNCES

FOURTH QUARTER AND FULL-YEAR 2012 RESULTS

➢           4Q12 Reported EPS (including discontinued operations) of $0.48

➢                     Adjusted EPS (non-GAAP, continuing operations) of $0.54

➢           4Q12 Net sales grew approx. 5 percent to $1.53 billion

➢                     Net sales up approx. 7 percent on organic basis

➢           FY12 Reported EPS (including discontinued operations) up approx. 17 percent

➢                     Adjusted EPS (non-GAAP, continuing operations) up approx. 20 percent on 4 percent organic sales growth

➢           Returned $346 million of cash to shareholders, with increased dividend and repurchase of approx. 7 percent of outstanding shares in FY12

➢           Restructuring program on track to achieve more than $100 million in annualized savings by mid-2013

➢           Expect 2013 growth in adjusted EPS (non-GAAP, continuing operations) of 15 to 35 percent

PASADENA, Calif., January 30, 2013 – Avery Dennison Corporation (NYSE:AVY) today announced preliminary, unaudited fourth quarter and full-year 2012 results.  All non-GAAP financial measures referenced in this document are reconciled to GAAP in the attached tables.  Unless otherwise indicated, the discussion of the company’s results is focused on its continuing operations, and comparisons are to the same period in the prior year.

“Avery Dennison delivered strong earnings improvement in 2012,” said Dean Scarborough, Avery Dennison chairman, president and CEO.  “Both Pressure-sensitive Materials and Retail Branding and Information Solutions delivered solid sales growth and expanded margins, and we returned $346 million of cash to shareholders through share repurchases and an increased dividend.

“We also took actions that position us well for significant profit growth in 2013, even in a soft economic environment,” Scarborough said.  “We remain committed to delivering on our long-term goals, including double-digit earnings growth and higher returns.”

For more details on the company’s results, see the summary table accompanying this news release, as well as the supplemental presentation materials, “Fourth Quarter and Full-Year 2012 Financial Review and Analysis,” posted on the company’s website at www.investors.averydennison.com, and furnished on Form 8-K with the SEC.

Fourth Quarter 2012 Results by Segment

All references to sales reflect comparisons on an organic basis, which exclude the estimated impact of currency translation, acquisitions and divestitures.  Adjusted operating margin refers to earnings before interest expense and taxes, excluding restructuring costs and other items, as a percentage of sales.

Prior period amounts have been realigned to reflect the company’s new operating structure, which includes a new corporate expense allocation methodology.

Pressure-sensitive Materials (PSM)

The PSM segment now includes the Performance Tapes business, previously reported in other specialty converting businesses.

•                 PSM segment sales increased approximately 6 percent.  Within the segment, Label and Packaging Materials sales increased mid-single digits, as did the combined sales for other product lines (Graphics, Reflective, Performance Tapes).

•                 Operating margin improved 100 basis points to 7.8 percent as the benefit of higher volume and productivity initiatives more than offset the impact of changes in product mix and higher employee-related expenses.  Adjusted operating margin improved 100 basis points.

Retail Branding and Information Solutions (RBIS)

The RBIS segment now includes all of the radio-frequency identification (RFID) business, previously reported in other specialty converting businesses.

•                 Sales increased approximately 10 percent compared to prior year driven by increased demand from U.S. and European retailers and brands, including accelerating RFID adoption.

•                 Operating margin improved 120 basis points to 3.0 percent as the benefit of higher volume and productivity initiatives more than offset higher employee-related expenses and an impairment charge.  Adjusted operating margin improved 270 basis points.

Other specialty converting businesses

As indicated above, other specialty converting businesses no longer include the Performance Tapes and RFID businesses.

•                 Sales increased approximately 15 percent due to higher volume.

•                 Operating margin declined 70 basis points to 2.3 percent due to the impact of a prior year gain on sale of a product line, as well as current year costs associated with exiting product lines and restructuring, partially offset by the benefit of higher volume.  Adjusted operating margin improved by more than 12 points to 6.4 percent.

Other

Share Repurchases

The company repurchased 7.9 million shares during 2012 at an aggregate cost of $235 million (approximately 7 percent of shares outstanding).

Results of Discontinued Operations

Earnings from OCP and certain costs associated with its anticipated divestiture are reported as income or loss from discontinued operations (net of tax) in the consolidated income statement. Designed and Engineered Solutions (DES) results are currently reported in other specialty converting businesses, but will be reclassified as discontinued operations as of the first quarter of 2013.

Earnings per share from discontinued operations increased from $(0.06) to $0.15. Adjusted earnings per share from discontinued operations increased from $0.03 to $0.17, primarily due to an adjustment in the tax rate for discontinued operations in the fourth quarter of 2011.

Income Taxes

The full-year adjusted tax rate was approximately 34 percent, in line with expectations and comparable to 2011.

Cost Reduction Actions

In the first half of 2012, the company began a restructuring program to reduce costs across all segments of the business.  The company currently anticipates more than $100 million in annualized savings from this program by mid-2013.  To implement these actions, the company incurred restructuring costs and other items of approximately $56 million in 2012, and expects to incur $25 million in 2013.

Outlook

In the company’s supplemental presentation materials, “Fourth Quarter and Full-Year 2012 Financial Review and Analysis,” the company provides a list of factors that it believes will contribute to its 2013 financial results.  Based on the factors listed and other assumptions, the company expects 2013 earnings per share from continuing operations of $2.23 to $2.63.  Excluding an estimated $0.17 per share for restructuring costs and other items, the company expects adjusted (non-GAAP) earnings per share from continuing operations of $2.40 to $2.80. The company expects free cash flow from continuing operations in the range of $275 million to $325 million. The company’s guidance includes operating results from DES and excludes the impact of share repurchase using net proceeds from divestitures.

Note: Throughout this release and the supplemental presentation materials, amounts on a per share basis reflect fully diluted shares outstanding.

About Avery Dennison

Avery Dennison (NYSE:AVY) helps make brands more inspiring and the world more intelligent.  For more than 75 years the company has been a global leader in pressure-sensitive technology and materials and retail branding and information solutions.  A FORTUNE 500 company with sales of $6 billion from continuing operations in 2012, Avery Dennison is based in Pasadena, California and has employees in over 50 countries. For more information, visit www.averydennison.com.

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“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

Certain statements contained in this document are “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements and financial or other business targets are subject to certain risks and uncertainties. Actual results and trends may differ materially from historical or anticipated results depending on a variety of factors, including but not limited to risks and uncertainties relating to the following: fluctuations in demand affecting sales to customers; the financial condition and inventory strategies of customers; changes in customer order patterns; worldwide and local economic conditions; fluctuations in cost and availability of raw materials; ability of the company to generate sustained productivity improvement; ability of the company to achieve and sustain targeted cost reductions; impact of competitive products and pricing; loss of significant contract(s) or customer(s); collection of receivables from customers; selling prices; business mix shift; changes in tax laws and regulations, and uncertainties associated with interpretations of such laws and regulations; outcome of tax audits; timely development and market acceptance of new products, including sustainable or sustainably-sourced products; investment in development activities and new production facilities; fluctuations in foreign currency exchange rates and other risks associated with foreign operations; integration of acquisitions and completion of pending dispositions; amounts of future dividends and share repurchases; customer and supplier concentrations; successful implementation of new manufacturing technologies and installation of manufacturing equipment; disruptions in information technology systems; successful installation of new or upgraded information technology systems; volatility of financial markets; impairment of capitalized assets, including goodwill and other intangibles; credit risks; ability of the company to obtain adequate financing arrangements and maintain access to capital; fluctuations in interest and tax rates; fluctuations in pension, insurance and employee benefit costs; impact of legal and regulatory proceedings, including with respect to environmental, health and safety; changes in governmental laws and regulations; changes in political conditions; impact of epidemiological events on the economy and the company’s customers and suppliers; acts of war, terrorism, and natural disasters; and other factors.

The company believes that the most significant risk factors that could affect its financial performance in the near-term include (1) the impact of economic conditions on underlying demand for the company’s products; (2) competitors’ actions, including pricing, expansion in key markets, and product offerings; and (3) the degree to which higher costs can be offset with productivity measures and/or passed on to customers through selling price increases, without a significant loss of volume.

For a more detailed discussion of these and other factors, see “Risk Factors” and “Management’s Discussion and Analysis of Results of Operations and Financial Condition” in the company’s 2011 Form 10-K, filed on February 27, 2012 with the Securities and Exchange Commission, and subsequent quarterly reports on Form 10-Q. The forward-looking statements included in this document are made only as of the date of this document, and the company undertakes no obligation to update these statements to reflect subsequent events or circumstances.

For more information and to listen to a live broadcast or an audio replay of the quarterly conference call with analysts, visit the Avery Dennison website at www.investors.averydennison.com

Contacts:

Media Relations:

David Frail (626) 304-2014

David.Frail@averydennison.com

Investor Relations:

Eric M. Leeds (626) 304-2029

investorcom@averydennison.com

Fourth Quarter Financial Summary - Preliminary
(in millions, except per share amounts)
	4Q	4Q	% Change vs. P/Y
	2012	2011	Reported	Organic (a)
Net sales, by segment:
Pressure-sensitive Materials	$1,060.1	$1,024.1	4%	6%
Retail Branding and Information Solutions	406.6	370.5	10%	10%
Other specialty converting businesses	65.5	60.0	9%	15%
Total net sales	$1,532.2	$1,454.6	5%	7%

	As Reported (GAAP)					Adjusted Non-GAAP (b)
	4Q	4Q	% Change	% of Sales		4Q	4Q	% Change	% of Sales
	2012	2011	Fav(Unf)	2012	2011	2012	2011	Fav(Unf)	2012	2011
Operating income before interest and taxes, by segment:
Pressure-sensitive Materials	$82.7	$69.2		7.8%	6.8%	$92.2	$79.0		8.7%	7.7%
Retail Branding and Information Solutions	12.1	6.6		3.0%	1.8%	25.3	12.9		6.2%	3.5%
Other specialty converting businesses	1.5	1.8		2.3%	3.0%	4.2	(3.7)		6.4%	-6.2%
Corporate expense	(23.2)	(22.6)				(20.3)	(17.3)
Total operating income before interest and taxes / operating margin	$73.1	$55.0	33%	4.8%	3.8%	$101.4	$70.9	43%	6.6%	4.9%

Interest expense	17.9	17.9				17.9	17.9

Income from operations before taxes	$55.2	$37.1	49%	3.6%	2.6%	$83.5	$53.0	58%	5.4%	3.6%

Provision for income taxes	$21.8	$8.1				$28.9	$14.9

Net income from continuing operations	$33.4	$29.0	15%	2.2%	2.0%	$54.6	$38.1	43%	3.6%	2.6%

Income (loss) from discontinued operations, net of tax	$15.6	($6.8)	n/m	1.0%	-0.5%	$16.8	$3.1	442%	1.1%	0.2%

Net income	$49.0	$22.2	121%	3.2%	1.5%	$71.4	$41.2	73%	4.7%	2.8%

Net income (loss) per common share, assuming dilution:

Continuing operations	$0.33	$0.27	22%			$0.54	$0.36	50%

Discontinued operations	$0.15	($0.06)	n/m			$0.17	$0.03	467%

Total Company	$0.48	$0.21	129%			$0.71	$0.39	82%

(a)          Percentage change in sales excluding the estimated impact of foreign currency translation, acquisitions and divestitures.

(b)          Excludes restructuring costs and other items (see accompanying schedules A-2 and A-5 for reconciliation to GAAP financial measures).

Previously reported segment results and corporate expense have been realigned to reflect new operating structure.

Full Year Financial Summary - Preliminary
(in millions, except per share amounts)
	FY	FY	% Change vs. P/Y
	2012	2011	Reported	Organic (a)
Net sales, by segment:
Pressure-sensitive Materials	$4,255.5	$4,260.7	0%	4%
Retail Branding and Information Solutions	1,534.1	1,510.0	2%	3%
Other specialty converting businesses	246.0	255.6	-4%	5%
Total net sales	$6,035.6	$6,026.3	0%	4%

	As Reported (GAAP)					Adjusted Non-GAAP (b)
	FY	FY	% Change	% of Sales		FY	FY	% Change	% of Sales
	2012	2011	Fav(Unf)	2012	2011	2012	2011	Fav(Unf)	2012	2011
Operating income before interest and taxes, by segment:
Pressure-sensitive Materials	$362.9	$352.2		8.5%	8.3%	$396.1	$372.1		9.3%	8.7%
Retail Branding and Information Solutions	54.5	42.7		3.6%	2.8%	79.1	60.4		5.2%	4.0%
Other specialty converting businesses	(2.9)	3.4		-1.2%	1.3%	3.0	(1.3)		1.2%	-0.5%
Corporate expense	(86.2)	(94.4)				(80.5)	(80.7)
Total operating income before interest and taxes / operating margin	$328.3	$303.9	8%	5.4%	5.0%	$397.7	$350.5	13%	6.6%	5.8%

Interest expense	72.8	71.0				72.8	71.0

Income from operations before taxes	$255.5	$232.9	10%	4.2%	3.9%	$324.9	$279.5	16%	5.4%	4.6%

Provision for income taxes	$86.4	$78.5				$109.8	$94.2

Net income from continuing operations	$169.1	$154.4	10%	2.8%	2.6%	$215.1	$185.3	16%	3.6%	3.1%

Income from discontinued operations, net of tax	$46.3	$35.7	30%	0.8%	0.6%	$58.2	$45.1	29%	1.0%	0.7%

Net income	$215.4	$190.1	13%	3.6%	3.2%	$273.3	$230.4	19%	4.5%	3.8%

Net income per common share, assuming dilution:

Continuing operations	$1.63	$1.45	12%			$2.08	$1.74	20%

Discontinued operations	$0.45	$0.33	36%			$0.56	$0.42	33%

Total Company	$2.08	$1.78	17%			$2.64	$2.16	22%

						2012	2011
Estimated Free Cash Flow from Continuing Operations (c)						$312.2	n/a
Free Cash Flow (including discontinued operations) (c)						$352.6	$292.0

(a)          Percentage change in sales excluding the estimated impact of foreign currency translation, acquisitions and divestitures.

(b)          Excludes restructuring costs and other items (see accompanying schedules A-2 and A-5 for reconciliation to GAAP financial measures).

(c)          Free cash flow refers to cash flow from operations, less net payments for property, plant, and equipment, software and other deferred charges, plus (minus) net proceeds from sales (purchases) of investments, plus discretionary contributions to pension plan utilizing proceeds from divestitures. Free cash flow excludes uses of cash that do not directly or immediately support the underlying business (such as discretionary debt reductions, dividends, share repurchases, and certain effects of acquisitions and divestitures).

Previously reported segment results and corporate expense have been realigned to reflect new operating structure.

AVERY DENNISON

PRELIMINARY CONSOLIDATED STATEMENTS OF INCOME

(In millions, except per share amounts)

	(UNAUDITED)

	Three Months Ended		Twelve Months Ended

	Dec. 29, 2012	Dec. 31, 2011	Dec. 29, 2012	Dec. 31, 2011

Net sales	$1,532.2	$1,454.6	$6,035.6	$6,026.3

Cost of products sold	1,134.5	1,096.0	4,458.5	4,504.9

Gross profit	397.7	358.6	1,577.1	1,521.4

Marketing, general & administrative expense	296.3	287.7	1,179.4	1,170.9

Interest expense	17.9	17.9	72.8	71.0

Other expense, net (1)	28.3	15.9	69.4	46.6

Income from continuing operations before taxes	55.2	37.1	255.5	232.9

Provision for income taxes	21.8	8.1	86.4	78.5

Income from continuing operations	33.4	29.0	169.1	154.4

Income (loss) from discontinued operations, net of tax	15.6	(6.8)	46.3	35.7

Net income	$49.0	$22.2	$215.4	$190.1

Per share amounts:

Net income (loss) per common share, assuming dilution

Continuing operations	$0.33	$0.27	$1.63	$1.45

Discontinued operations	0.15	(0.06)	0.45	0.33

Net income per common share, assuming dilution	$0.48	$0.21	$2.08	$1.78

Average common shares outstanding, assuming dilution	101.2	106.8	103.5	106.8

(1)                                 “Other expense, net” for the fourth quarter of 2012 includes severance and related costs of $16.4, asset impairment and lease cancellation charges of $3.1, indefinite-lived intangible asset impairment charges of $7, and costs associated with exiting product lines of $1.8.

“Other expense, net” for the fourth quarter of 2011 includes severance and related costs of $11, asset impairment and lease cancellation charges of $5.3, certain transaction costs of $4.5, and loss on debt extinguishments of $.7, partially offset by gain on sale of product line of $5.6.

“Other expense, net” for fiscal year 2012 includes severance and related costs of $49.6, asset impairment and lease cancellation charges of $6.8, indefinite-lived intangible asset impairment charges of $7, costs associated with exiting product lines of $3.9, and certain transaction costs of $2.7, partially offset by gain on sale of product line of $.6.

“Other expense, net” for fiscal year 2011 includes severance and related costs of $35.5, asset impairment and lease cancellation charges of $9, certain transaction costs of $8.2, and loss on debt extinguishments of $.7, partially offset by gain on sale of product line of $5.6, and legal settlement of $1.2.

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Reconciliation of Non-GAAP Financial Measures in Accordance with SEC Regulations G and S-K

Avery Dennison reports financial results in conformity with accounting principles generally accepted in the United States of America, or GAAP, and herein provides some non-GAAP financial measures.  These non-GAAP financial measures are not in accordance with, nor are they a substitute for or superior to, the comparable GAAP financial measures.  These non-GAAP financial measures are intended to supplement the company’s presentation of its financial results that are prepared in accordance with GAAP.  Based upon feedback from investors and financial analysts, the company believes that supplemental non-GAAP financial measures provide information that is useful to the assessment of the company’s performance and operating trends, as well as liquidity.

The company’s non-GAAP financial measures exclude the impact of certain events, activities or strategic decisions.  The accounting effects of these events, activities or decisions, which are included in the GAAP financial measures, may make it difficult to assess the underlying performance of the company in a single period.  By excluding certain accounting effects, both positive and negative, of certain items (e.g., restructuring costs, asset impairments, legal settlements, certain effects of strategic transactions and related costs, loss from debt extinguishments, loss from curtailment and settlement of pension obligations, gains or losses on sale of certain assets and other items), the company believes that it is providing meaningful supplemental information to facilitate an understanding of the company’s core operating results and liquidity measures.  These non-GAAP financial measures are used internally to evaluate trends in the company’s underlying business, as well as to facilitate comparison to the results of competitors for a single period. While some of the items excluded from GAAP financial measures may recur, they tend to be disparate in amount, frequency, and timing.

The company uses the following non-GAAP financial measures in the accompanying news release and presentation:

Organic sales change refers to the increase or decrease in sales excluding the estimated impact of currency translation, acquisitions and divestitures;

Adjusted EBITDA refers to earnings before interest expense, taxes, depreciation, and amortization, excluding restructuring cots and other items;

Adjusted operating margin refers to earnings before interest expense and taxes, excluding restructuring costs and other items, as a percentage of sales;

Adjusted tax rate refers to the anticipated full year GAAP tax rate adjusted for certain discrete events;

Adjusted net income refers to reported net income adjusted for the tax-effected restructuring costs and other items;

Adjusted EPS refers to as reported net income per common share, assuming dilution, adjusted for the tax-effected restructuring costs and other items; and

Free cash flow refers to cash flow from operations, less net payments for property, plant, and equipment, software and other deferred charges, plus (minus) net proceeds from sales (purchases) of investments, plus discretionary contributions to pension plan utilizing proceeds from divestitures. Free cash flow excludes uses of cash that do not directly or immediately support the underlying business (such as discretionary debt reductions, dividends, share repurchases, and certain effects of acquisitions and divestitures).

The reconciliation set forth below and in the accompanying presentation is provided in accordance with Regulations G and S-K and reconciles the non-GAAP financial measures with the most directly comparable GAAP financial measures.

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A-3

AVERY DENNISON

PRELIMINARY RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(In millions, except % and per share amounts)

	(UNAUDITED)
	Three Months Ended		Twelve Months Ended

	Dec. 29, 2012	Dec. 31, 2011	Dec. 29, 2012	Dec. 31, 2011

Reconciliation of Operating Margins:

Net sales	$1,532.2	$1,454.6	$6,035.6	$6,026.3

Income from continuing operations before taxes	$55.2	$37.1	$255.5	$232.9
Income from continuing operations before taxes as a percentage of sales	3.6%	2.6%	4.2%	3.9%

Adjustment:
Interest expense	$17.9	$17.9	$72.8	$71.0

Operating income from continuing operations before interest expense and taxes	$73.1	$55.0	$328.3	$303.9

Operating Margins	4.8%	3.8%	5.4%	5.0%

Income from continuing operations before taxes	$55.2	$37.1	$255.5	$232.9

Adjustments:
Restructuring costs:
Severance and related costs	16.4	11.0	49.6	35.5
Asset impairment and lease cancellation charges	3.1	5.3	6.8	9.0
Other items (1)	8.8	(0.4)	13.0	2.1
Interest expense	17.9	17.9	72.8	71.0
Adjusted operating income from continuing operations before interest expense and taxes (non-GAAP)	$101.4	$70.9	$397.7	$350.5

Adjusted Operating Margins (non-GAAP)	6.6%	4.9%	6.6%	5.8%

Reconciliation of GAAP to Non-GAAP Net Income from Continuing Operations:

As reported net income from continuing operations	$33.4	$29.0	$169.1	$154.4
Non-GAAP adjustments, net of tax:
Restructuring costs and other items (2)	21.2	9.1	46.0	30.9

Adjusted Non-GAAP Net Income from Continuing Operations	$54.6	$38.1	$215.1	$185.3

Reconciliation of GAAP to Non-GAAP Net Income from Discontinued Operations:

As reported net income (loss) from discontinued operations	$15.6	$(6.8)	$46.3	$35.7
Non-GAAP adjustments, net of tax:
Restructuring costs and other items (2)	1.2	9.9	11.9	9.4

Adjusted Non-GAAP Net Income from Discontinued Operations	$16.8	$3.1	$58.2	$45.1

Reconciliation of GAAP to Non-GAAP Net Income:
As reported net income	$49.0	$22.2	$215.4	$190.1
Non-GAAP adjustments, net of tax:
Restructuring costs and other items (2)	22.4	19.0	57.9	40.3

Adjusted Non-GAAP Net Income	$71.4	$41.2	$273.3	$230.4

(continued)

AVERY DENNISON

PRELIMINARY RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(In millions, except % and per share amounts)

	(UNAUDITED)
	Three Months Ended		Twelve Months Ended

	Dec. 29, 2012	Dec. 31, 2011	Dec. 29, 2012	Dec. 31, 2011

Reconciliation of GAAP to Non-GAAP Net Income per Common Share from Continuing Operations:
As reported net income per common share from continuing operations, assuming dilution	$0.33	$0.27	$1.63	$1.45
Non-GAAP adjustments per common share, net of tax:
Restructuring costs and other items (2)	0.21	0.09	0.45	0.29

Adjusted Non-GAAP Net Income per Common Share from Continuing Operations, assuming dilution	$0.54	$0.36	$2.08	$1.74

Reconciliation of GAAP to Non-GAAP Net Income per Common Share from Discontinued Operations:
As reported net income (loss) per common share from discontinued operations, assuming dilution	$0.15	$(0.06)	$0.45	$0.33
Non-GAAP adjustments per common share, net of tax:
Restructuring costs and other items (2)	0.02	0.09	0.11	0.09

Adjusted Non-GAAP Net Income per Common Share from Discontinued Operations, assuming dilution	$0.17	$0.03	$0.56	$0.42

Reconciliation of GAAP to Non-GAAP Net Income per Common Share:

As reported net income per common share, assuming dilution	$0.48	$0.21	$2.08	$1.78
Non-GAAP adjustments per common share, net of tax:
Restructuring costs and other items (2)	0.23	0.18	0.56	0.38

Adjusted Non-GAAP Net Income per Common Share, assuming dilution	$0.71	$0.39	$2.64	$2.16

Average common shares outstanding, assuming dilution	101.2	106.8	103.5	106.8

(1)           Includes indefinite-lived intangible asset impairment charges, costs associated with exiting product lines, certain transaction costs, loss on debt extinguishments, gain on sale of product line, and legal settlement.

(2)           Reflects the full year estimated tax effect of restructuring costs and other items.

	(UNAUDITED)

	Twelve Months Ended

	Dec. 29, 2012	Dec. 31, 2011

Reconciliation of GAAP to Non-GAAP Free Cash Flow:

Net cash provided by operating activities	$513.4	$422.7
Purchases of property, plant and equipment, net	(95.0)	(105.0)
Purchases of software and other deferred charges	(59.1)	(26.0)
(Purchases of) proceeds from sales of investments, net	(6.7)	0.3

Free Cash Flow	$352.6	$292.0

Estimated free cash flow from continuing operations	$312.2
Estimated free cash flow from discontinued operations	40.4

Free Cash Flow	$352.6

	(UNAUDITED)

	Twelve Months Ended

	Dec. 29, 2012

Reconciliation Non-GAAP Net Debt to Adjusted EBITDA (Non-GAAP):

Adjusted operating income from continuing operations before interest expense and taxes (Non-GAAP)	$397.7
Adjustments:
Depreciation	150.1
Amortization	70.5

Adjusted EBITDA (Non-GAAP)	$618.3

Total Debt as of Dec. 29, 2012	$1,222.4
Less: Cash and cash equivalents as of Dec. 29, 2012	(235.4)

Net Debt	$987.0

Net Debt to Adjusted EBITDA (Non-GAAP)	1.6

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AVERY DENNISON

PRELIMINARY SUPPLEMENTARY INFORMATION

(In millions)

(UNAUDITED)

	Fourth Quarter Ended

	NET SALES		OPERATING INCOME		OPERATING MARGINS
	2012	2011	2012 (1)	2011 (2)	2012	2011

Pressure-sensitive Materials	$1,060.1	$1,024.1	$82.7	$69.2	7.8%	6.8%
Retail Branding and Information Solutions	406.6	370.5	12.1	6.6	3.0%	1.8%
Other specialty converting businesses	65.5	60.0	1.5	1.8	2.3%	3.0%
Corporate Expense	N/A	N/A	(23.2)	(22.6)	N/A	N/A

TOTAL FROM CONTINUING OPERATIONS	$1,532.2	$1,454.6	$73.1	$55.0	4.8%	3.8%

(1) Operating income for the fourth quarter of 2012 includes severance and related costs of $16.4, asset impairment and lease cancellation charges of $3.1, indefinite-lived intangible asset impairment charges of $7, and costs associated with exiting product lines of $1.8. Of the total $28.3, the Pressure-sensitive Materials segment recorded $9.5, the Retail Branding and Information Solutions segment recorded $13.2, the other specialty converting businesses recorded $2.7, and Corporate recorded $2.9.

(2) Operating income for the fourth quarter of 2011 includes severance and related costs of $11, asset impairment and lease cancellation charges of $5.3, certain transaction costs of $4.5, and loss on debt extinguishments of $.7, partially offset by gain on sale of product line of $5.6. Of the total $15.9, the Pressure-sensitive Materials segment recorded $9.8, the Retail Branding and Information Solutions segment recorded $6.3, the other specialty converting businesses recorded $(5.5), and Corporate recorded $5.3.

Previously reported segment results and corporate expense have been reclassified to reflect new operating structure.

RECONCILIATION OF GAAP TO NON-GAAP SUPPLEMENTARY INFORMATION

	Fourth Quarter Ended
	OPERATING INCOME		OPERATING MARGINS

	2012	2011	2012	2011
Pressure-sensitive Materials
Operating income and margins, as reported	$82.7	$69.2	7.8%	6.8%
Adjustments:
Restructuring costs:
Severance and related costs	8.6	4.4	0.8%	0.4%
Asset impairment and lease cancellation charges	0.9	5.4	0.1%	0.5%
Adjusted operating income and margins (non-GAAP)	$92.2	$79.0	8.7%	7.7%

Retail Branding and Information Solutions
Operating income and margins, as reported	$12.1	$6.6	3.0%	1.8%
Adjustments:
Restructuring costs:
Severance and related costs	4.3	6.3	1.0%	1.7%
Asset impairment and lease cancellation charges	1.9	---	0.5%	---
Indefinite-lived intangible asset impairment charges	7.0	---	1.7%	---
Adjusted operating income and margins (non-GAAP)	$25.3	$12.9	6.2%	3.5%

Other specialty converting businesses
Operating income and margins, as reported	$1.5	$1.8	2.3%	3.0%
Adjustments:
Restructuring costs:
Severance and related costs	0.9	0.1	1.4%	0.1%
Gain on sale of product line	---	(5.6)	---	(9.3%)
Costs associated with exiting product lines	1.8	---	2.7%	---
Adjusted operating income (loss) and margins (non-GAAP)	$4.2	$(3.7)	6.4%	(6.2%)

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AVERY DENNISON

PRELIMINARY SUPPLEMENTARY INFORMATION

(In millions)

(UNAUDITED)

	Twelve Months Year-to-Date
	NET SALES		OPERATING INCOME		OPERATING MARGINS
	2012	2011	2012 (1)	2011 (2)	2012	2011

Pressure-sensitive Materials	$4,255.5	$4,260.7	$362.9	$352.2	8.5%	8.3%
Retail Branding and Information Solutions	1,534.1	1,510.0	54.5	42.7	3.6%	2.8%
Other specialty converting businesses	246.0	255.6	(2.9)	3.4	(1.2%)	1.3%
Corporate Expense	N/A	N/A	(86.2)	(94.4)	N/A	N/A

TOTAL FROM CONTINUING OPERATIONS	$6,035.6	$6,026.3	$328.3	$303.9	5.4%	5.0%

(1) Operating income for fiscal year 2012 includes severance and related costs of $49.6, asset impairment and lease cancellation charges of $6.8, indefinite-lived intangible asset impairment charges of $7, costs associated with exiting product lines of $3.9, and certain transaction costs of $2.7, partially offset by gain on sale of product line of $.6. Of the total $69.4, the Pressure-sensitive Materials segment recorded $33.2, the Retail Branding and Information Solutions segment recorded $24.6, the other specialty converting businesses recorded $5.9, and Corporate recorded $5.7.

(2) Operating income for fiscal year 2011 includes severance and related costs of $35.5, asset impairment and lease cancellation charges of $9, and certain transaction costs of $8.2, and loss on debt extinguishments of $.7, partially offset by gain on sale of product line of $5.6, and legal settlement of $1.2. Of the total $46.6, the Pressure-sensitive Materials segment recorded $19.9, the Retail Branding and Information Solutions segment recorded $17.7, the other specialty converting businesses recorded $(4.7), and Corporate recorded $13.7.

Previously reported segment results and corporate expense have been reclassified to reflect new operating structure.

RECONCILIATION OF GAAP TO NON-GAAP SUPPLEMENTARY INFORMATION

	Twelve Months Year-to-Date
	OPERATING INCOME		OPERATING MARGINS
	2012	2011	2012	2011
Pressure-sensitive Materials
Operating income and margins, as reported	$362.9	$352.2	8.5%	8.3%
Adjustments:
Restructuring costs:
Severance and related costs	31.2	11.9	0.7%	0.3%
Asset impairment and lease cancellation charges	2.6	7.6	0.1%	0.1%
Gain on sale of product line	(0.6)	---	---	---
Legal settlement	---	0.4	---	---
Adjusted operating income and margins (non-GAAP)	$396.1	$372.1	9.3%	8.7%

Retail Branding and Information Solutions
Operating income and margins, as reported	$54.5	$42.7	3.6%	2.8%
Adjustments:
Restructuring costs:
Severance and related costs	14.2	18.0	0.9%	1.2%
Asset impairment and lease cancellation charges	3.4	1.3	0.2%	0.1%
Indefinite-lived intangible asset impairment charges	7.0	---	0.5%	---
Legal settlement	---	(1.6)	---	(0.1%)
Adjusted operating income and margins (non-GAAP)	$79.1	$60.4	5.2%	4.0%

Other specialty converting businesses
Operating (loss) income and margins, as reported	$(2.9)	$3.4	(1.2%)	1.3%
Adjustments:
Restructuring costs:
Severance and related costs	1.5	0.8	0.6%	0.3%
Asset impairment charges	0.5	0.1	0.2%	---
Gain on sale of product line	---	(5.6)	---	(2.1%)
Costs associated with exiting product lines	3.9	---	1.6%	---
Adjusted operating income (loss) and margins (non-GAAP)	$3.0	$(1.3)	1.2%	(0.5%)

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AVERY DENNISON

PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions)

	(UNAUDITED)

ASSETS	Dec. 29, 2012	Dec. 31, 2011

Current assets:
Cash and cash equivalents	$235.4	$178.0
Trade accounts receivable, net	972.8	877.1
Inventories, net	473.3	475.1
Assets held for sale	472.2	454.9
Other current assets	258.0	233.7

Total current assets	2,411.7	2,218.8

Property, plant and equipment, net	1,015.5	1,079.4
Goodwill	764.4	759.3
Other intangibles resulting from business acquisitions, net	125.0	161.2
Non-current deferred income taxes	331.6	322.3
Other assets	457.1	431.7

	$5,105.3	$4,972.7

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Short-term and current portion of long-term debt	$520.2	$227.1
Accounts payable	804.3	736.5
Liabilities held for sale	160.5	154.5
Other current liabilities	589.5	529.0

Total current liabilities	2,074.5	1,647.1

Long-term debt	702.2	954.2
Other long-term liabilities	747.7	712.9
Shareholders’ equity:
Common stock	124.1	124.1
Capital in excess of par value	801.8	778.6
Retained earnings	1,910.8	1,810.5
Accumulated other comprehensive loss	(278.0)	(263.2)
Treasury stock at cost	(977.8)	(791.5)

Total shareholders’ equity	1,580.9	1,658.5

	$5,105.3	$4,972.7

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AVERY DENNISON

PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

	(UNAUDITED)
	Twelve Months Ended
	Dec. 29, 2012	Dec. 31, 2011

Operating Activities:
Net income	$215.4	$190.1
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	150.1	168.0
Amortization	70.5	78.5
Provision for doubtful accounts	19.5	16.8
Indefinite-lived intangible asset impairment charges	7.0	---
Asset impairment and net loss on sale and disposal of assets	11.7	9.9
Loss from debt extinguishments	---	0.7
Stock-based compensation	38.9	39.6
Other non-cash expense and loss	41.8	38.1
Other non-cash income and gain	---	(2.0)
Changes in assets and liabilities and other adjustments	(41.5)	(117.0)

Net cash provided by operating activities	513.4	422.7

Investing Activities:
Purchases of property, plant and equipment, net	(95.0)	(105.0)
Purchases of software and other deferred charges	(59.1)	(26.0)
Proceeds from sale of product line	0.8	21.5
(Purchases of) proceeds from sales of investments, net	(6.7)	0.3
Other	---	5.0
Net cash used in investing activities	(160.0)	(104.2)

Financing Activities:
Net increase (decrease) in borrowings (maturities of 90 days or less)	42.3	(146.4)
Payments of debt (maturities longer than 90 days)	(1.8)	(1.5)
Dividends paid	(110.4)	(106.5)
Share repurchases	(235.2)	(13.5)
Proceeds from exercise of stock options, net	10.2	3.9
Other	(2.7)	(7.5)

Net cash used in financing activities	(297.6)	(271.5)

Effect of foreign currency translation on cash balances	1.6	3.5

Increase in cash and cash equivalents	57.4	50.5
Cash and cash equivalents, beginning of year	178.0	127.5

Cash and cash equivalents, end of year	$235.4	$178.0

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